UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Information Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NATURALSHRIMP INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATURALSHRIMP INCORPORATED

5501 LBJ FREEWAY, SUITE 450

DALLAS, TEXAS 75240

(888) 791-9474

INFORMATION STATEMENT

IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding shares of common stock, par value $0.0001 per share (the “Common Stock”) and shares of preferred stock, of NaturalShrimp Incorporated (the “Company”), representing in excess of a majority of the Company’s outstanding voting equity have executed a written consent (the “Written Consent”) in lieu of a special meeting of the Company’s stockholders to effectuate the following (the “Action”):

1.

(i) authorize the Company’s Board of Directors (the “Board”) to effect, in its sole discretion, a reverse stock split of the Common Stock in a range of a minimum of 1-for-15 and up to 1-for-25 (the “Reverse Stock Split”), And (ii) authorize the filing of an amendment to the Company’s Articles of Incorporation to implement the Reverse Stock Split and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the March 6, 2022 effective date of the Written Consent approving the Action.

The proposed form of amendment to the Company’s Articles of Incorporation to implement the Reverse Stock Split is attached to this Information Statement as Appendix A.

Pursuant to Rule 14c-2 of the Exchange Act, the Company will be able to first take the Action on or after April [●], 2022, which is 20 calendar days following the date the Company first mailed the Information Statement to its stockholders. As soon as practicable after such date and, subject to the approval of FINRA of the Reverse Stock Split, the Company intends to  file the Articles with the Nevada Secretary of State to implement the Reverse Stock Split.

The accompanying Information Statement is being furnished to stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in this Information Statement, the Actions have been approved by stockholders representing more than a majority of the voting power of outstanding Common Stock. The Company is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the Actions approved by certain stockholders holding more than a majority of the voting power of the Company’s outstanding Common Stock.

The Information Statement is being mailed on or about March [●], 2022 to stockholders of record as of March [●], 2022.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

/s/ Gerald Easterling
Gerald Easterling Chief Executive Officer

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NATURALSHRIMP INCORPORATED

5501 LBJ FREEWAY, SUITE 450

DALLAS, TEXAS 75240

INFORMATION STATEMENT

(Dated March [●], 2022)

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT.

NATURALSRHIMP INCORPORATED IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

NaturalShrimp Incorporated, a Nevada corporation (the “Company”), is furnishing this information statement (the “Information Statement”) to its stockholders in full satisfaction of any notice requirements may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law (the “NRS”). No additional action will be undertaken by with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about March [●], 2022 to the holders of record at the close of business on March [●], 2022 (the “Record Date”), of the Common Stock in connection with actions approved by written consent (the “Written Consent”) in lieu of an annual or special meeting to (i) authorize the Board to effect, in its sole discretion, a reverse stock split of  the Common Stock in a  range of a minimum of 1-for-15 and up to  1-for-25 reverse stock split of  the Common Stock (the “Reverse Stock Split”), and (ii) authorize the filing of an amendment to the Company’s Articles of Incorporation to implement the Reverse Stock Split and any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of stockholders, at any time within 12 months of the March 6, 2022, effective date of the Written Consent (the “Effective Consent Date”).

This Information Statement is being mailed on or about March [●], 2022 to stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The Company’s corporate offices are located at 5501 LBJ Freeway, Suite 450, Dallas, Texas, 75240 and its telephone number is (888) 791-9474.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of the Company’s Common Stock.

Once the Company’s board of directors (the “Board”) decides to implement the Reverse Stock Split, it would become effective on the date of filing of a Certificate of Amendment to the

Company’s Articles of Incorporation, as amended to date (the “ Articles”), with the office of the Secretary of State of the State of Nevada. Additionally, no action can be taken until at least 20 calendar days after the mailing of this Information Statement.

Under the NRS, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

No security holders have transmitted any proposals to be acted upon by the Company.

VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

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The Company is not seeking consents, authorizations or proxies from you.

As of the Effective Consent Date, the Company had 645,856,919 shares of Common Stock issued and outstanding and entitled to vote, 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding and entitled to vote which equated to 300 million votes, 2,840 of Series E Convertible Preferred Stock issued and outstanding and entitled to vote which equated to 9,737,143 votes, and 750,000 shares of Series F Convertible Preferred Stock issued and outstanding and entitled to vote which equated to 750 million votes. The total voting shares outstanding equaled 1,705,594,062.

On March 6, 2022, the following consenting Voting Stockholders owning a total of 5,785,959 shares of Common Stock, 5,000,000 shares of Series A Convertible Preferred Stock which equated to 300 million votes, and 750,000 shares of Series F Convertible Preferred Stock which equated to 750 million votes, delivered the executed Written Consent authorizing the Action described herein. The consenting Voting Stockholders’ names, affiliation with the Company and voting shares holdings are as follows:

Name	Affiliation with	Number of Shares and Votes Beneficially Owned	% of Total Outstanding Votes
Gerald Easterling	Chief Executive Officer, President and Director	520,240 shares of Common Stock; 5,000,000 shares of Series A Convertible Preferred Stock which equated to 300 million votes, 250,000 shares of Series F Convertible Preferred Stock which equated to 250 million votes	32.28%
William Delgado	Chief Financial Officer, Treasurer and Director	5,215,719 shares of Common Stock; 250,000 shares of Series F Convertible Preferred Stock which equated to 250 million votes	14.86%
Thomas Untermeyer	Chief Technology Officer, Chief Operating Officer and Director	50,000 shares of Common Stock; 250,000 shares of Series F Convertible Preferred Stock which equated to 250 million votes	14.66%
Total		1,055,785,959	61.90%

Pursuant to the Company’s existing Bylaws and the NRS, the holders of the issued and outstanding voting shares of the Company’s equity securities representing a majority of voting power may approve and authorize the Reverse Stock Split by written consent as if such action were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Reverse Stock Split, and in order to effectuate the Reverse Stock Split as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consent of the Voting Stockholders. The Written Consent satisfies the stockholder approval requirement for the Reverse Stock Split. Accordingly, under the NRS and the Company’s Bylaws, no other approval by the Board or stockholders of the Company is required in order to effectuate the Reverse Stock Split.

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APPROVAL OF REVERSE STOCK SPLIT

On March 6, 2022, the Board approved and recommended and, on March 6, 2022, the Voting Stockholders approved an amendment to the Articles to effectuate a Reverse Stock Split at an exchange ratio of from 1-for-15 and up to 1-for-25 (or more plainly stated, up to every 25 existing shares would be exchanged for one new share) as the Board may determine in its sole discretion.

The Reverse Stock Split will have no effect on the par value of the Company’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of amendment to the Company’s Articles to implement the Reverse Stock Split is attached to this Information Statement as Appendix A.

The Company’s Common Stock is currently quoted on the OTCQB tier of the OTC Market Group, Inc. under the symbol “SHMP”.

The Board may elect not to implement the approved Reverse Stock Split at its sole discretion. The Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of and its stockholders.

The Board intends to effectuate the Reverse Stock Split immediately prior to listing its Common Stock on a national stock exchange as described below or at any time within the following 12 months (the “Effective Split Time”).

Purpose of the Reverse Stock Split

The Board believes that a Reverse Stock Split is desirable for a number of reasons, including:

Move the Company Closer to Listing on the Nasdaq Capital Market. We have applied to list our Common Stock on the Nasdaq Capital Market (“Nasdaq”). No assurance can be given that our application will be approved. By potentially increasing our stock price, the Reverse Stock Split would potentially increase our minimum bid or share price required by Nasdaq’s initial listing requirements. Other than the minimum bid price initial listing requirement, we believe we currently meet all of Nasdaq’s quantitative initial listing requirements. We believe the Reverse Stock Split will increase our stock price which may help us move towards eventually meeting the minimum share price requirements. We are not certain that the Reverse Stock Split will have a long-term positive effect on the market price of our Common Stock.

Improve the marketability and liquidity of the Common Stock. The second reason to pursue the Reverse Stock Split is because the Company believes that the increased market price of its Common Stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of its Common Stock and may encourage interest and trading in its Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of its Common Stock. The Reverse Stock Split could help increase analyst and broker interest in Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, the liquidity of the Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

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Risks of the Reverse Stock Split

The Reverse Stock Split may not increase the Company’s market capitalization, which would prevent the Company from realizing some of the anticipated benefits of the Reverse Stock Split, including a potential listing on Nasdaq. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of outstanding Common Stock and to potentially increase the trading price of the Company’s Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Company’s Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. Also, there is no assurance that the stock price would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the thresholds required to meet initial listing requirements of Nasdaq or if initially met, whether the market price of the Common Stock would maintain levels required for continued listing. The trading price of the Common Stock may change due to a variety of other factors, including’s operating results, other factors related to the Company’s business and general market conditions. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders. After the Effective Split Time, each Common Stockholder will own fewer shares of the Company’s Common Stock. However, the Reverse Stock Split will affect all of the Common Stockholders uniformly and will not affect any Common Stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its stockholders owning a fractional share as described below. Any fractional share shall be rounded up to the nearest whole share. Further any stockholder as of the Effective Split Time who owns at least 100 shares will not own less than 100 shares as a result of the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Company’s equity compensation arrangements in proportion to the split ratio. Under the terms of its outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split which is ultimately approved by the Board and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares of Common Stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into stock option holders described above.

Authorized Shares of Common Stock. The Reverse Stock Split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Articles. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under ’s authorized shares of Common Stock would increase.

The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the proposed Reverse Stock Split has been prompted by business and financial considerations, stockholders nevertheless should be aware that this action could facilitate future efforts by ’s management to deter or prevent a change in control.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

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In addition to the above, the Reverse Stock Split will have the following effects upon the Company’s Common Stock:

●	The number of shares owned by each holder of Common Stock will be reduced, except no current owner of 100 or more shares will be reduced to less than 100 shares;

●	The per share loss and net book value of the Common Stock will be increased because there will be a lesser number of shares of Common Stock outstanding;

●	The par value of the Common Stock will remain $0.0001 per share;

●

The stated capital on the Company’s balance sheet attributable to the Common Stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

●

All outstanding options, warrants, Series E Preferred Stock and convertible securities entitling the holders thereof to purchase shares of Common Stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of Common Stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split. The voting rights of the Series A Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock will also be proportionally adjusted. The conversion rights of the Series A Preferred Stock and Series F Preferred Stock will not be affected by the Reverse Stock Split.

Shares of Common Stock after the Reverse Stock Split will be fully paid and non-assessable. The amendment will not change any of the other the terms of the Common Stock. The shares of Common Stock after the Reverse Stock Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Reverse Stock Split.

Once the Reverse Stock Split is implemented, share certificates representing shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of the Company’s stockholders. After the Effective Split Time, each share certificate representing the Common Stock prior to the Reverse Stock Split will be deemed to represent a smaller number of shares than the number presently shown on any such certificate.

The actual number of outstanding shares of the Company’s Common Stock after giving effect to the Reverse Stock Split, if and when effected will depend on the number of issued and outstanding shares at the time the Reverse Stock Split is effected and the Reverse Stock Split ratio that is ultimately determined by the Board. The table below shows the Reverse Stock Split ratio and the approximate number of authorized shares of Common Stock to be outstanding for various reverse split ratios:

Reverse Stock Split Ratio	Outstanding Shares Before Reverse Stock Split(1) (2)	Outstanding Shares After Reverse Stock Split(3)
1-for-15	645,856,919	43,057,128
1-for-25	645,856,919	25,834,277

_______________

(1)

Does not account for the additional issuance of shares of Common Stock after the date hereof as the result of future financings, conversion of outstanding derivative securities or other issuances, which may be substantial.

(2)

A shareholder of NaturalShrimp Holdings, Inc. (“NSH”), Gary Shover, filed suit against the Company on August 11, 2020 in the Northern District of Texas, Dallas Division, alleging breach of contract for the Company’s failure to exchange common shares of the Company for shares Mr. Shover owns in NSH.

A final Order was signed on December 6, 2021 and the case was closed by an Order of the Court of the same date. The Company is to issue approximately 93 million shares in settlement. The 645,856,919 shares outstanding as of March 6, 2022 does not include these 93 million shares since, as of that date, the NSH shareholders have not yet received any shares of the Company.

(3)	Does not account for fractional share rounding or the qualification that a stockholder who owns at least shares will continue to own at least 100 shares.

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Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to the Company’s transfer agent.  The Company requests that stockholders not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a stockholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of the amendment to the Articles with the Nevada Secretary of State. The timing of the filing of the amendment that will effectuate the Reverse Stock Split will be determined by the Board, at any time within 12 months of the Effective Consent Date, based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interest and the best interests of its stockholders to proceed with the Reverse Stock Split. If the amendment effectuating the Reverse Stock Split has not been filed with the Secretary of State of Nevada by the end of the 12-month period from the Effective Consent Date, the Board will abandon the Reverse Stock Split.

After the filing of the amendment, the Company’s Common Stock will have a new CUSIP number, which is a number used to identify its equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split, the Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Split Time.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to ’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will receive a number of shares rounded up to the nearest whole share.

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Accounting Matters

The par value per share of the Company’s Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, at the Effective Split Time, the stated capital on the Company’s consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding.  The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this information statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by  in furtherance of the Reverse Stock Split on the terms described herein and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

No Appraisal Rights

Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Restated Articles to effectuate the Reverse Stock Split.

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Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the Reverse Stock Split may be to render more difficult the accomplishment of mergers or the assumption of control by a principal stockholder and thus make the removal of management more difficult.

The effective increase in the Company’s authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by the Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to stockholders. The Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the reasons for the Reverse Stock Split include the potential increase of the ability of institutions to purchase the Company’s Common Stock and the interest in its Common Stock by analysts and brokers. This Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Additionally, the Reverse Stock Split is not being conducted in an effort to take the Company private.

OTHER MATTERS

Annual Report

A copy of the Company’s Form 10-K for the fiscal year ended March 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) but excluding exhibits, will be mailed to stockholders without charge upon written request to NaturalShrimp Incorporated, Attention: Corporate Secretary, 5501 LBJ Freeway, Suite 450, Dallas, Texas, 75240. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on March [●], 2022. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2021 Form 10-K is also available through the SEC’s website free of charge (www.sec.gov).

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

One set of information statement materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of information statement materials, please notify your broker or the Company. Stockholders who currently receive multiple copies of the information statement materials at their addresses and would like to request “householding” of their communications should contact their brokers or the Company. Please direct your written request in this regard to Corporate Secretary at 5501 LBJ Freeway, Suite 450, Dallas, Texas, 75240.

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Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about.  cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein.  has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information

The Company files annual, quarterly and current reports and other information with the SEC that are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov).

Stockholders may obtain documents by requesting them in writing or by telephone (888) 791-9474 from the Company at the following address: 5501 LBJ Freeway, Suite 450, Dallas, Texas, 75240.

This information statement is dated March [●], 2022. You should not assume that the information contained in this information statement is accurate as of any date other than that date.

NATURALSHRIMP INCORPORATED IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT

REQUESTED TO SEND A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gerald Easterling
Gerald Easterling Chief Executive Officer March [●], 2022

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APPENDIX A – Amendment to Articles for Reverse Stock Split

Capital Stock shall be amended to add the following section:

Section 3. Reverse Stock Split. Effective upon the filing of this Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”), the shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified as and combined into shares of Common Stock (the “New Common Stock”) such that each _____ shares of Old Common Stock shall be reclassified as and combined into one (1) share of New Common Stock. Notwithstanding the previous sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock, which is not evenly divisible by 100 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of New Common Stock. Each stock certificate that, immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified as set forth above. In conjunction with the Reverse Stock Split, no stockholder holding at least a round lot (100 shares) prior to the Reverse Stock Split shall have less than one round lot (100 shares) after the Reverse Stock Split.

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